Exhibit 10.28

SECURITY AGREEMENT

Dated as of August 18, 2009

among

SCHIFF NUTRITION GROUP, INC.,
as a Grantor

and

SCHIFF NUTRITION INTERNATIONAL, INC.,
as a Grantor

and

WNG HOLDINGS (INTERNATIONAL) LTD.,
as a Grantor

and

COPPAL RESEARCH, INC.,
as a Grantor

and

U.S. BANK NATIONAL ASSOCIATION,
as Agent

i

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

ii

SECURITY AGREEMENT, dated as of August 18, 2009, by Schiff Nutrition Group, Inc., a Utah corporation (“Borrower”), Schiff Nutrition International, Inc., a Delaware corporation (“Parent”), WNG Holdings (International) Ltd., a Nevada corporation (“WNG”), Coppal Research, Inc., a Utah corporation (“Coppal”) (Borrower, Parent, WNG, and Coppal shall be referred to each as a “Grantor” and collectively as the “Grantors”), in favor of U.S. Bank National Association, as administrative agent (in such capacity, together with its successors and assigns, the “Agent”) for the Lenders (as defined in the Loan Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement dated as of the date hereof (as the same may be amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”) among Borrower, Agent, and the Lenders from time to time party thereto, the Lenders, subject to the terms and conditions contained therein, have agreed to make available to Borrower credit in the aggregate principal amount of the respective Revolving Credit Commitments;

WHEREAS, as a condition precedent under the terms of the Loan Agreement, each Grantor has agreed to grant a lien and security interest in all of its assets to secure the Secured Obligations (as defined herein);

WHEREAS, each Grantor will derive substantial direct and indirect benefits of reasonably equivalent value from the transactions evidenced by the Transaction Documents; and

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the transactions evidenced by the Transaction Documents, each Grantor hereby agrees with the Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1      Definitions.  (a)  Capitalized terms used herein without definition shall have the meanings given in the Loan Agreement.

(b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “documents”, “electronic chattel paper”, “equipment”, “fixture”, “general intangible”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c) The following terms shall have the following meanings:

“Agreement” shall mean this Security Agreement, as amended, restated, modified or otherwise supplemented from time to time.

“Applicable IP Office” shall mean the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 2.1.

“Contractual Obligations” shall mean, with respect to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” shall mean with respect to any deposit account, any securities account, any commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Agent, among the Agent, the financial institution or Person at which such account is maintained or with which such entitlement or contract is carried, and the respective Grantor.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, units, participations or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other equity security.

“Excluded Property” shall mean the outstanding Equity Interests of (1) the Excluded Subsidiaries and (2) a Foreign Subsidiary in excess of sixty-five percent (65%) of the voting Equity Securities (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the IRC) of such Foreign Subsidiary.

“Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Intellectual Property” shall mean all rights, title and interest in or related to intellectual property and all IP Ancillary Rights related thereto, including all copyrights, patents, trademarks, Internet domain names, trade secrets, and intellectual property licenses.

“IP Ancillary Rights”  shall mean with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for the past, present or future infringement, misappropriation, dilution, violation or other impairment thereof.

“IRC” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor statute thereto), and the regulations promulgated and rulings issued thereunder.

“Material Intellectual Property” shall mean Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Pledged Certificated Stock” shall mean all certificated securities and any other Equity Interests of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Equity Interests listed on Schedule 5.  Pledged Certificated Stock excludes any Excluded Property.

“Pledged Collateral” shall mean, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” shall mean all right, title and interest of any Grantor in instruments evidencing any indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all indebtedness described on Schedule 5, issued by the obligors named therein.

“Pledged Investment Property” shall mean any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.  Pledged Investment Property excludes any Excluded Property.

“Pledged Stock” shall mean all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” shall mean any Equity Interests of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organizational Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated.  Pledged Certificated Stock excludes any Excluded Property.

“Requirements of Law” shall mean, as to any Person, the organizational and governing documents of such Person and any law, treaty, rule, regulation, right, qualification or determination of a court or other Governmental Authority, in each case applicable or binding on such Person or its property.

“Secured Obligations” shall mean all Borrower’s Obligations including without limitation all obligations of Grantors under this Agreement.

“Software” shall mean (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of Utah; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Agent’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of Utah, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.  Section references in this Agreement to the UCC shall be deemed to be to the equivalent section in the UCC in the applicable State.

“Vehicles” shall mean all vehicles covered by a certificate of title law of any state.

Section 1.2      Certain Other Terms.  (a)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement.  Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1      Collateral.  For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles (including the Intellectual Property), goods, instruments, inventory, investment property (including the Pledged Stock and the Pledged Investment Property), letter-of-credit rights and any supporting obligations related thereto;

(b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Agent pursuant to Section 3.8;

(c) all books and records pertaining to any of the property described in this Section 2.1;

(d) all property of such Grantor held by the Agent, including all property of every description, in the custody of or in transit to the Agent for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to deposit accounts and cash;

(e) all other goods (including but not limited to fixtures) and all other personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all proceeds and products of the foregoing;

provided, however, that “Collateral” shall not include any Excluded Property.

Section 2.2      Grant of Security Interest in Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance of the Secured Obligations, hereby mortgages, pledges and hypothecates to the Agent, and grants to the Agent a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into the Loan Agreement, each Grantor hereby represents and warrants each of the following to the Agent:

Section 3.1      Title; No Other Liens.  Except for the Lien granted to the Agent pursuant to this Agreement, the Liens granted by the Transaction Documents, and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien other than Permitted Liens.

Section 3.2      Perfection and Priority.  The security interest granted pursuant to this Agreement constitutes a valid and continuing security interest in favor of the Agent in all Collateral, with perfection thereof to include without limitation the following:  (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2, (ii) with respect to any deposit account, the execution of a Control Agreement other than deposit accounts for which the Agent is the depository bank and has automatic control, (iii) in the case of all copyrights, trademarks and patents, all appropriate filings having been made with the Applicable IP Office, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Agent over such electronic chattel paper, (vi) in the case of Vehicles, the actions required under Section 4.1(e), and (vii) in the case of Pledged Collateral or Pledged Investment Property issued by a Foreign Subsidiary, such filings and actions as may be required under the laws of the jurisdiction under which such Foreign Subsidiary was formed.  In the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, delivery shall be made to the Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Agent or in blank.  In the case of all Pledged Investment Property not in certificated form, Control Agreements shall be executed with respect to such investment property.  In the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery shall be made the Agent of such instruments and tangible chattel paper.  Such security interest shall be prior to all other Liens on the Collateral except for any Permitted Liens having priority over the Agent’s Lien by operation of law or unless otherwise granted or permitted by any Transaction Document.

Section 3.3      Jurisdiction of Organization; Chief Executive Office.  Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 3.4      Locations of Inventory, Equipment and Books and Records.  On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 4 and such Schedule 4 also lists the locations of such inventory, equipment and books and records for the five years preceding the date hereof.

Section 3.5      Pledged Collateral.  (a)  The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 5 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships).  The pledge by such Grantor of the Pledged Stock hereunder constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Agent in accordance with Section 4.3(a).

Section 3.6      Instruments and Tangible Chattel Paper Formerly Accounts.  As of the date hereof, no amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4(a).

Section 3.7      Intellectual Property.  (a)  Schedule 6 sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use:  (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet domain names and (iii) other Material Intellectual Property and material Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any intellectual property licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b) On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned.  On the Closing Date, no breach or default of any Material Intellectual Property license shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Transaction Document or (ii) to such Grantor’s knowledge, any holding, decision, judgment or order rendered by any Governmental Authority.  There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor.  To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor.  Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any Material Intellectual Property license.

Section 3.8      Commercial Tort Claims.  The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 3.9      Enforcement.  No permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

ARTICLE IV

COVENANTS

Each Grantor agrees with the Agent to the following, as long as any Secured Obligations remain outstanding:

Section 4.1      Maintenance of Perfected Security Interest; Further Documentation and Consents.  (a)  Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Transaction Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Agent to sell any Collateral if such restriction would have a Material Adverse Effect.

(b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons not constituting Permitted Liens.

(c) Such Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Agent.

(d) At any time and from time to time, upon the written request of the Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Agent may reasonably request, including (A) during the continuance of an Event of Default using its best efforts to secure all approvals necessary or appropriate for the assignment to or for the Agent to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

(e) If requested by the Agent, the Grantor shall arrange for the Agent’s security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Agent shall deem advisable to perfect its security interests in any Vehicle.

Section 4.2      Changes in Locations, Name, Organizational Documents, Etc.  Except upon thirty (30) days’ prior written notice to the Agent and delivery to the Agent of (a) all documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i) permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for inventory or equipment in transit;

(ii) change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

(iii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other form of legal entity.

Section 4.3      Pledged Collateral.  (a)  Delivery of Pledged Collateral.  Such Grantor shall (i) deliver to the Agent, in suitable form for transfer and in form and substance satisfactory to the Agent, (i) all Pledged Certificated Stock, (ii) all Pledged Debt Instruments and (iii) all certificates and instruments evidencing Pledged Investment Property.

(b) Event of Default.  During the continuance of an Event of Default, the Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Collateral.  Except as provided in Article V, such Grantor shall be entitled to receive all cash or other distributions paid in respect of the Pledged Collateral or Pledged Investment Property.

(d) Voting Rights.  Except as provided in Article V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral and the Pledged Investment Property; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Transaction Document.

(e) Organizational Documents.  No Grantor shall amend any of its organizational documents, or participate in any amendment to the organizational documents of any issuer of Pledged Stock, that in any way adversely affects the perfection of the Agent’s Lien in the Pledged Stock including, without limitation, any amendment electing to treat any membership interest of any issuer of Pledged Stock as a security under Section 8-103 of the UCC, or any election to turn any previously uncertificated membership interest of any issuer of Pledged Stock into a certificated membership interest.

Section 4.4      Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.  (a)  If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 4.3(a) and in the possession of the Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of U.S. Bank National Association as Agent” and, at the request of the Agent, shall immediately deliver such instrument or tangible chattel paper to the Agent, duly indorsed in a manner satisfactory to the Agent.

(b) Such Grantor shall not grant “control” (within the meaning of such term under Section 9-106 of the UCC) over any deposit account or investment property to any Person other than the Agent.

(c) If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) has a face amount in excess of $100,000, such Grantor shall promptly (and in any event within two (2) Domestic Business Days) after becoming a beneficiary, notify the Agent thereof and as soon as practicable thereafter enter into a Contractual Obligation with the Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit.  Such Contractual Obligation shall assign the proceeds of such letter of credit to the Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).  The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Agent.

(d) If any amount in excess of $100,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC.

Section 4.5      Intellectual Property.  (a)  Within sixty (60) days after any change to Schedule 6 for such Grantor, such Grantor shall provide the Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 4.5 and other documents that the Agent reasonably requests with respect thereto.

(b) Such Grantor shall (and shall require all its licensees to) (i) (A) continue to use each trademark included in the Material Intellectual Property in order to maintain such trademark in full force and effect with respect to each class of goods for which such trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such trademark as are currently maintained, (C) use such trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (D) not adopt or use any other trademark that is confusingly similar or a colorable imitation of such trademark unless the Agent shall obtain a perfected security interest in such other trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (A) such trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (B) any patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (C) any portion of the copyright included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (D) any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office).  Such Grantor shall take all actions that are necessary or reasonably requested by the Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

(d) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair in any material respect the Intellectual Property of any other Person.  In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e) Such Grantor shall execute and deliver to the Agent in form and substance reasonably acceptable to the Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all copyrights, trademarks and patents of such Grantor and (ii) upon the request of the Agent, recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet domain names of such Grantor (together with appropriate supporting documentation as may be requested by the Agent).

Section 4.6      Notices.  Such Grantor shall promptly notify the Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 4.7      Notice of Commercial Tort Claims.  Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, promptly (but in no event more than two (2) Domestic Business Days) upon such acquisition, deliver to the Agent, in each case in form and substance satisfactory to the Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 2.2 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Agent, in each case in form and substance satisfactory to the Agent, any document, and take all other action, deemed by the Agent to be reasonably necessary or appropriate for the Agent to obtain a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims.  Any supplement to Schedule 1 delivered pursuant to this Section 4.7 shall, after the receipt thereof by the Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1      Remedies.  (a)  UCC Remedies.  During the continuance of an Event of Default, the Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.

(b) Disposition of Collateral.  Without limiting the generality of the foregoing, the Agent  may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by law), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral through a credit bid.

(c) Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Agent’s request, it shall assemble the Collateral and make it available to the Agent at places that the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Agent is able to sell any Collateral, the Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent and (iv) the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.  The Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Agent.

(d) Application of Proceeds.  The Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including Attorneys’ Fees and disbursements, to the payment in whole or in part of the Secured Obligations, and only after such application and after the payment by the Agent of any other amount required by any Requirement of Law, the Agent shall deliver the surplus, if any, to the Grantors.

(e) Direct Obligation.  Neither the Agent shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Agent under any Transaction Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(f) Commercially Reasonable.  To the extent that applicable Requirements of Law impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent to do any of the following:

(i) fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain permits or other consents for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any Collateral, or utilize internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of any Collateral or to provide to the Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1.  Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 5.1.

(g) Intellectual Property Licenses.  For the purpose of enabling the Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell or grant options to purchase any Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 5.2      Accounts and Payments in Respect of General Intangibles.  (a)   If required by the Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Domestic Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent, in an account controlled by the Agent, subject to withdrawal by the Agent as provided in Section 5.4.  Until so turned over, such payment shall be held by such Grantor in trust for the Agent, segregated from other funds of such Grantor.  Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time during the continuance of an Event of Default:

(i) each Grantor shall, upon the Agent’s request, deliver to the Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Agent and that payments in respect thereof shall be made directly to the Agent;

(ii) the Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible.  In addition, the Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Agent to ensure any Internet domain name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Agent shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Transaction Document or the receipt by the Agent of any payment relating thereto, nor shall the Agent be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3      Pledged Collateral.  (a)  Voting Rights.  During the continuance of an Event of Default, upon notice by the Agent to the relevant Grantor or Grantors, the Agent or its nominee may exercise (i) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it; provided, however, that neither the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Proxies.  In order to permit the Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c) Authorization of Issuers.  Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Agent.

Section 5.4      Proceeds to be Turned over to the Agent.  All proceeds of any Collateral received by any Grantor hereunder in cash shall be held by such Grantor in trust for the Agent, segregated from other funds of such Grantor, and shall, following the occurrence and during the continuance of an Event of Default, promptly upon receipt by any Grantor, be turned over to the Agent in the exact form received (with any necessary endorsement).  All proceeds being so received by the Agent shall be applied to the Secured Obligations.

Section 5.5      Registration Rights.  (a)  If, in the opinion of the Agent, it is necessary or advisable to sell any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act, each relevant Grantor shall, if such issuer is a Grantor or a Subsidiary of a Grantor, cause the issuer thereof to do or cause to be done all acts, or if such issuer is not a Grantor or a Subsidiary of a Grantor, use commercially reasonable efforts to cause the issuer thereof to do or cause to be done all acts, in each case, as may be, in the opinion of the Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be sold under the provisions of the Securities Act, all as directed by the Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Agent shall designate.

(b) Each Grantor recognizes that the Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Agent, that the Agent  have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Transaction Documents.

Section 5.6      Deficiency.  Grantors, in their capacity as Obligors, shall remain jointly and severally liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations.

ARTICLE VI

THE SECURED PARTY

Section 6.1      The Agent’s Appointment as Attorney-in-Fact.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Agent and its agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, but subject to the limitations set forth in this Section 6.1, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent and its agents the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Agent may request to evidence, effect, publicize or record the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Loan Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Agent or as the Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any Intellectual Property licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally sell, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes and do, at the Agent’s option, at any time or from time to time, all acts and things that the Agent deems necessary to protect, preserve or realize upon any Collateral and the Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate set forth in the Loan Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2      Authorization to File Financing Statements.  Each Grantor authorizes the Agent and its agents, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets of the debtor”.  Such Grantor also hereby ratifies its authorization for the Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 6.3      [Reserved]

Section 6.4      Duty; Secured Obligations and Liabilities.  (a)  Duty of the Agent.  The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Agent deals with similar property for its own account.  The powers conferred on the Agent hereunder are solely to protect the Agent’s interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.  The Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and shall not be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, the Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Agent in good faith.

(b) Secured Obligations and Liabilities with respect to Collateral.  The Agent shall not be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Agent hereunder shall not impose any duty upon the Agent to exercise any such powers.  The Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VII

MISCELLANEOUS

Section 7.1      Reinstatement.  Each Grantor agrees that, if any payment made by the Grantors or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Agent to such party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien or other Collateral shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 7.2      Release of Collateral.  Upon payment and termination of all Secured Obligations, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Agent and agrees that it will not do so without the prior written consent of the Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.  At the request of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral of such Grantor held by the Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 7.3      Independent Obligations.  The obligations of each Grantor hereunder are independent, joint and several.  If any Secured Obligation is not paid when due, or upon any Event of Default, the Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of the Secured Obligations, without first proceeding against any other Grantor, or any other Collateral and without first joining any other Grantor in any proceeding.

Section 7.4      No Waiver by Course of Conduct.  Neither the Agent shall by any act (except by a written instrument pursuant to Section 7.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Agent would otherwise have on any future occasion.

Section 7.5      Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in writing signed by all parties; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released).

Section 7.6      Additional Pledged Collateral.  To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”).  Such Grantor authorizes the Agent to attach each Pledge Amendment to this Agreement.

Section 7.7      Notices.  All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in the Loan Agreement.

Section 7.8      Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and their successors and assigns.

Section 7.9      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 7.10    Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 7.11    Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Utah.

Section 7.12    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

SCHIFF NUTRITION GROUP, INC.,
as a Grantor

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer

SCHIFF NUTRITION INTERNATIONAL, INC.,
as a Grantor

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer

WNG HOLDINGS (INTERNATIONAL) LTD.,
as a Grantor

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Treasurer

COPPAL RESEARCH, INC.,
as a Grantor

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Treasurer

ACCEPTED AND AGREED
as of the date first above written:

U.S. BANK NATIONAL ASSOCIATION,
as the Agent

By:	/s/ Adam M. Hill
Name: Adam M. Hill
Title: Relationship Manager

ANNEX 1
TO
SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of __________, 20__, is delivered pursuant to Section 7.6 of the Security Agreement, dated as of August 18, 2009, by _______________ (“__________”), the undersigned Grantor and the other Affiliates of ___________ from time to time party thereto as Grantors in favor of U.S. Bank National Association, as the Agent (as amended, restated, modified or otherwise supplemented from time to time, the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Exhibit-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 3.1 and 3.5 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date (except for such representations and warranties that expressly relate to a prior date, in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

[GRANTOR]

By:	/s/
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

U.S. BANK NATIONAL ASSOCIATION,
as the Agent

By:	/s/
Name:
Title:

Annex 1 – Page 1

Exhibit-A to
Pledge Amendment

PLEDGED STOCK
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS
1.
2.
3.
4.

PLEDGED DEBT INSTRUMENTS
ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT
1.
2.
3.
4.

Annex 1 – Page 2

ANNEX 2
TO
SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of __________ __, 20__, is delivered pursuant to Section 7.6 of the Security Agreement, dated as of August 18, 2009 by Schiff Nutrition Group, Inc., a Utah corporation (“Borrower”), Schiff Nutrition International, Inc., a Delaware corporation (“Parent”), WNG Holdings (International) Ltd., a Nevada corporation (“WNG”), Coppal Research, Inc., a Utah corporation (“Coppal”) (Borrower, Parent, WNG, and Coppal shall be referred to each as a “Grantor” and collectively as the “Grantors”), in favor of U.S. Bank National Association, as administrative agent (in such capacity, together with its successors and assigns, the “Agent”) for the Lenders (as defined in the Loan Agreement referred to therein) (as amended, restated, modified or otherwise supplemented from time to time, the “Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 5.02(m) of the Loan Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Purchasers, and grants to the Agent for the benefit of the Purchasers a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.  The undersigned hereby agrees to be bound as a Grantor for the purposes of the Security Agreement.

The information set forth in Exhibit-A is hereby added to the information set forth in Schedules 1 through 6 to the Security Agreement.  By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Security Agreement and that the Pledged Collateral listed on Exhibit -A to this Joinder Agreement shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date (except for such representations and warranties that expressly relate to a prior date, in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:	/s/
Name:
Title:

Annex 2 – Page 1

ACKNOWLEDGED AND AGREED
as of the date first above written:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/
Name:
Title:

Annex 2 – Page 2

Exhibit-A to
Joinder Agreement

Schedule 1                      Commercial Tort Claim

Schedule 2                      Filings

Schedule 3                      Jurisdiction of Organization;
 Chief Executive Office

Schedule 4                      Location of Inventory and Equipment

Schedule 5                      Pledged Collateral

Schedule 6                      Intellectual Property

Annex 2 – Page 3

ANNEX 3
TO
SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _________ __, 20__, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of in favor of U.S. Bank National Association, as administrative agent (in such capacity, together with its successors and assigns, the “Agent”) for the Lenders (as defined in the Loan Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement dated as of the date hereof (as the same may be amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”) among Borrower, Agent, and the Lenders from time to time party thereto, the Lenders, subject to the terms and conditions contained therein, has agreed to make available to Borrower a loan in the aggregate principal amount of the Revolving Credit Commitments;

WHEREAS, all of the Grantors are party to the Security Agreement, dated as of August 18, 2009 in favor of the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Agent as follows:

Section 1.      Defined Terms. Capitalized terms used herein without definition are used as defined in the Loan Agreement or the Security Agreement.

Section 2.      Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Purchasers, and grants to the Agent a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a) [all of its Copyrights, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

Annex 3 – Page 1

(a) [all of its Patents, including, without limitation, those referred to on Schedule 1 hereto;

(b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a) [all of its Trademarks, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals and extensions of the foregoing;

(c) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.      Security Agreement.  The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.      Grantor Remains Liable.  Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with such Grantor’s [Copyright] [Patents] [Trademarks] and Intellectual Property licenses subject to a security interest hereunder.

Section 5.      Counterparts.  This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.      Governing Law.  This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Utah.

[Signature Page Follows]

Annex 3 – Page 2

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR], as a Grantor

By:	/s/
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

U.S. BANK NATIONAL ASSOCIATION,
as the Agent

By:	/s/
Name:
Title:

Annex 3 – Page 3

SCHEDULE 1
TO
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

A.	REGISTERED [COPYRIGHT] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

B.	[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

Schedule 1 – Page 1